                                  EXHIBIT 10.2

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 OF EDWARDSVILLE

                               EMPLOYEE BONUS PLAN


        First Federal Savings and Loan Association of Edwardsville (the "Bank") has a profit sharing plan which contributes 5% of the Bank's net profits, before taxes, to a fund which is distributed to the Bank's full time employees based upon the employee's years of service and compensation.

        There is no formal written Plan. The description of the Plan is contained within the Bank's Employee's Handbook.